Exhibit 99.01

Press Release
www.shire.com

Second quarter 2010 results date notification – August 4, 2010

Dublin, Ireland – July 15, 2010 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce second quarter 2010 earnings on Wednesday August 4, 2010.

Results press release will be issued at:	12:00 BST / 07:00 EDT

Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:
Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 14:00 BST/9:00 EDT.

The details of the conference call are as follows:

UK dial in:	0844 800 3850 or 01296 480 180

US dial in:	1 866 8048688 or 1 718 3541175

International dial in:	01296 480 180

Password/Conf ID:	523007

Live Webcast:	http://www.shire.com/shireplc/en/investors

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160

	Ricki Greenwood (North America)	+1 484 595 8517

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX